EXHIBIT 5.1

December 7, 2004

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: SAFLINK Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

As legal counsel for SAFLINK Corporation, a Delaware corporation (the “Company”), we are rendering this opinion in connection with the registration on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, of 1,882,648 shares of common stock issuable by the Company upon the exercise or conversion of the warrants, convertible promissory notes and options described in the Registration Statement (the “Shares”) that may be sold by the selling stockholders named in the Registration Statement (the “Common Stock”).

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. With respect to our opinion below that the shares of Common Stock have been duly authorized, we have relied solely upon our examination of the authorized shares provision of the Company’s Certificate of Incorporation, as amended to the date hereof and as certified to be complete and true by the Secretary of the Company. With respect to our opinion that the Shares will be validly issued, we have assumed that such shares will be evidenced by appropriate certificates, duly executed and delivered.

Based on such examination, we are of the opinion that the shares, if and when issued upon the exercise or conversion of the warrants, convertible promissory notes and options in accordance with the terms of the warrants, convertible promissory notes and options being registered pursuant to the Registration Statements are duly authorized shares of common stock that are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement. This opinion is to be used only in connection with the sale of the shares of Common Stock by the selling stockholders and the issuance of the Shares while the Registration Statement is in effect.

Respectfully submitted,

/s/ Gray Cary Ware & Freidenrich LLP

GRAY CARY WARE & FREIDENRICH LLP